POWER OF ATTORNEY


         The person executing this Power of Attorney hereby appoints Kenneth R. Christoffersen, David L. Ray, Richard W. Sabo, and Edward F. O'Keefe, or any one of them, as her attorney-in-fact to execute and to file such post-effective amendments to the Registration Statement of the hereinafter described entity as such attorney-in-fact, or any one of them, may deem appropriate:

                    REGISTRANT                       REGISTRATION NUMBER (1)

           Dreyfus Founders Funds, Inc.              1933 Act:  2-17531
                                                     1940 Act:  811-1018

(1) References are to the Securities Act of 1933, as amended ("1933 Act") and to the Investment Company Act of 1940, as amended ("1940 Act")

         This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 23rd day of February, 2006.


                                                     /s/ Martha A. Solis-Turner
                                                     ---------------------------
                                                     Martha A. Solis-Turner

STATE OF COLORADO   )
                    )ss.
COUNTY OF DENVER    )


         SUBSCRIBED,   SWORN  TO  AND  ACKNOWLEDGED   before  me  by  Martha  A.
Solis-Turner,   director  of  the above-referenced Registrant, this 23rd  day of
February, 2006.




[SEAL]
                                                     /s/ Allen G. French
                                                     ---------------------------
                                                     Notary Public




My commission expires:  11-23-2009